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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement of our reports dated March 27, 1996 on our audits of the consolidated financial statements and financial statement schedules of HCC Insurance Holdings, Inc. and Subsidiaries as of December 31, 1995 and 1994 and for the years ended
December 31, 1995, 1994 and 1993, included in the annual report on Form 10-K.




                                   /S/ COOPERS & LYBRAND, L.L.P.


Houston, Texas
October 18, 1996